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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2003

Commission file number 1-5064

Jostens, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0343440 (I.R.S. Employer Identification number)

5501 Norman Center Drive, Minneapolis, Minnesota (Address of principal executive offices)	55437 (Zip code)

Registrant's telephone number, including area code: (952) 830-3300

Item 5.    Other Events and Regulation FD Disclosure

        On November 21, 2003, Jostens Holding Corp. ("Holdco"), the indirect parent company of Jostens, Inc. ("Jostens"), commenced a private placement of $150.0 million aggregate gross proceeds of its senior discount notes due 2013 (the "Notes"). The Notes will rank equally with all of Holdco's future unsecured senior debt and effectively junior to all of Jostens' existing debt and preferred stock. It is anticipated that the net proceeds from the offering will be used to purchase the outstanding 8% Senior Redeemable Preferred Stock of Jostens IH Corp., a subsidiary of Holdco and the direct parent company of Jostens, and to pay a dividend on Holdco's common stock to the holders thereof.

        The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been, and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act or any applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of any offer to buy the Notes.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOSTENS, INC.
Date: November 21, 2003	/s/ PAULA JOHNSON Paula Johnson Vice President, General Counsel and Corporate Secretary

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SIGNATURES